UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2018

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey	08827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 200-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 27, 2018, Celldex Therapeutics, Inc. (the “Company”) received approval from the Nasdaq Listing Qualifications Department of The NASDAQ Stock Market (the “Listing Qualifications Department”) to transfer the listing of its common stock, par value $0.001 per share (the “Common Stock”) from the NASDAQ Global Market to the NASDAQ Capital Market. The Company’s Common Stock will continue to trade under the ticker CLDX. The transfer will become effective as of the opening of the NASDAQ Capital Market on Wednesday, November 28, 2018 with trading on the NASDAQ Global Market continuing on Tuesday, November 27, 2018.

As previously disclosed, on May 29, 2018, the Company received a written notice from the Listing Qualifications Department indicating that the Company was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1). In connection with the transfer to the NASDAQ Capital Market, the Company has been granted an additional 180-day period in which to regain compliance with the $1.00 minimum bid price requirement set forth in Rule 5450(a)(1), or, until May 28, 2019. If necessary, the Company intends to implement a reverse stock split of its Common Stock in order to regain compliance with Nasdaq Listing Rule 5450(a)(1), consistent with the prior approval by shareholders at the Company’s 2018 Annual Meeting.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Date: November 27, 2018	By:	/s/ Sam Martin
Sam Martin
Senior Vice President and Chief Financial Officer